UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 22, 2022

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street - Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Apogee Enterprises, Inc.’s (the “Company”) Annual Meeting of Shareholders (the “Annual Meeting”) was held on June 22, 2022. The three proposals voted upon at the Annual Meeting are described in detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on May 9, 2022. The final results for the votes regarding each proposal are set forth below.

(1)

A proposal to re-elect three Class III directors for three-year terms expiring at the 2025 Annual Meeting of Shareholders. Each of the director nominees was re-elected and received the following votes:

Class III Directors	For	Against	Abstain	Broker Non-Votes
Frank G. Heard	18,614,909	402,046	115,233	1,024,069
Elizabeth M. Lilly	18,598,272	419,093	114,823	1,024,069
Mark A. Pompa	18,555,203	479,300	97,685	1,024,069

(2)	An advisory (non-binding) vote to approve the Company’s executive compensation. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
18,300,735	713,363	118,090	1,024,069

(3)

A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 25, 2023. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
19,961,350	133,158	61,749	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Meghan M. Elliott
Meghan M. Elliott
Vice President, General Counsel and Secretary

Date: June 27, 2022